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                                                                   Exhibit 10.50

                               FIRST AMENDMENT TO
              FIRST AMENDED EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

      This First Amendment to First Amended Executive Officer Employment Agreement ("First Amendment") is made effective as of March 1, 2003 by and between CALLAWAY GOLF COMPANY, a Delaware corporation (the "Company") and STEVEN
C. MCCRACKEN ("Employee").

      A. The Company and Employee are parties to that certain First Amended Executive Officer Employment Agreement entered into as of June 1, 2002 (the "First Amended Agreement").

      B. The Company and Employee desire to amend the First Amended Agreement pursuant to Section 15 of the First Amended Agreement, in the manner set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

      1. Expenses and Benefits. Section 5(c)(ii) of the First Amended Agreement is amended to read as follows:

            "(ii) receive, if Employee is insurable under usual underwriting standards, term life insurance coverage on Employee's life, payable to whomever Employee directs, in an amount equal to three (3) times Employee's base salary, not to exceed a maximum of $1,500,000.00 in coverage, provided that Employee completes the required health statement and application and that Employee's physical condition does not prevent Employee from qualifying for such insurance coverage under reasonable terms and conditions;"

      2. Termination. Sections 8(a) and 8(c) of the First Amended Agreement are amended as set forth below. Section 8(e), "Termination Due to Death," is deleted, and Sections 8(f) and 8(g) are re-numbered to 8(e) and 8(f).

            "(a) Termination at the Company's Convenience. Employee's employment under this First Amended Agreement may be terminated by the Company at its convenience at any time. In the event of a termination by the Company for its convenience, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) the immediate vesting of all unvested stock options held by Employee as of the date of such termination. In addition to the foregoing and subject to the provisions thereof, Employee shall be entitled to Special Severance as described in Section 19 and Incentive Payments as described in Section 20."

            "(c) Termination by Employee for Substantial Cause. Employee's employment under this First Amended Agreement may be terminated immediately by Employee for substantial cause at any time. In the event of a termination by Employee for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) the immediate vesting of all unvested stock options held by Employee as of the date of such termination. In addition to the foregoing, and subject to the provisions thereof, Employee shall be entitled to Special Severance as described in Section 19 and Incentive Payments as described in Section 20. "Substantial cause" shall mean for
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purposes of this subsection a material breach of this First Amended Agreement by the Company."

      3. But for the amendments contained herein, and any other written amendments properly executed by the parties, the First Amended Agreement shall otherwise remain unchanged.

      IN WITNESS WHEREOF, the parties have executed this First Amendment on the dates set forth below, to be effective as of the date first written above.

EMPLOYEE                                       COMPANY

                                               Callaway Golf Company,
                                               a Delaware corporation

/s/ STEVEN C. MCCRACKEN                    By:   /s/ RONALD A. DRAPEAU
---------------------------                    ---------------------------------
Steven C. McCracken                            Ronald A. Drapeau
                                               Chairman of the Board, President
                                               and Chief Executive Officer

Dated:                                         Dated:
        ------------------------                       -----------------------



                                       2                     Steven C. McCracken